                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

                                                                   JURISDICTION
                                                                        OF
SUBSIDIARY                                                         ORGANIZATION
- -----------------------------------------------------------------  ------------
Superior Telecommunications Inc...................................  Georgia
Superior Cable Corporation........................................  Ontario
DNE Systems, Inc..................................................  Delaware
DNE Technologies, Inc.............................................  Delaware
DNE Manufacturing and Service Company.............................  Delaware